Forum Energy Technologies Reports Third Quarter 2012 Diluted EPS of $0.44

•	Revenue growth of 5% over prior year quarter

•	Net income growth of 15% over prior year quarter

•	Full year diluted earnings per share revised guidance of $1.83 to $1.88

HOUSTON, TEXAS, October 29, 2012 - Forum Energy Technologies, Inc. (NYSE:FET) today reported third quarter 2012 revenue of $348 million, up 5% over third quarter 2011 revenue of $331 million. Net income for the third quarter 2012 was $41 million, a 15% increase compared to third quarter 2011 net income of $36 million. Diluted earnings per share for the quarter were $0.44, compared to third quarter 2011 diluted earnings of $0.48 per share. Third quarter 2012 diluted earnings per share includes the impact of the 16.6 million shares issued in connection with the IPO in April 2012.

Third Quarter Results by Segment
Drilling & Subsea
Drilling & Subsea revenue in the third quarter 2012 was $204 million, an increase of $6 million, or 3%, from the third quarter 2011. The Drilling Technologies product line revenue grew 3% over the third quarter 2011 on higher sales of pipe handling equipment despite a decrease in the North America rig count. The Subsea Technologies product line revenue decreased 6% in the third quarter 2012 over third quarter 2011 on delayed orders for our PerryTM work class remotely operated vehicles (ROVs).
Production & Infrastructure
Production & Infrastructure revenue in the third quarter 2012 was $144 million, an increase of $11 million, or 8%, from the third quarter 2011. Forum's Production Equipment product line generated record revenue in the third quarter 2012, an increase of more than 25% over the third quarter 2011, on strong demand for production and processing systems and an expanded customer base. The Valve Solutions product line revenue also increased significantly from the prior-year quarter on strong market activity in the midstream transmission and petrochemical industries.

Review and Outlook
Cris Gaut, Chairman and Chief Executive Officer of Forum, remarked, "Forum continued our pattern of revenue growth. Demonstrating the benefits of our balanced portfolio, the Production Equipment and Valve Solutions product lines delivered good results, which helped offset the impact of a declining North America rig count on some of our other product offerings.
"Forum is performing well. Our Drilling and Flow Equipment product lines are facing demand softness as many E&P operators have exhausted their 2012 budgets and our pressure pumping customers continue to work through excess inventories of consumable parts.  The outlook for our Subsea Technologies product line remains robust and we are now beginning to receive the vehicle orders for delivery over the next two years that we have been anticipating.
"We are pleased to welcome the employees of Syntech Technology, Inc. and Wireline Solutions, LLC, our two most recent acquisitions, to Forum."
Forum provides diluted earnings per share guidance for full year 2012 of $1.83 to $1.88.

Significant Recent Events

•	The acquisition of Syntech Technology, Inc., a manufacturer of syntactic foam buoyancy materials used for remotely operated vehicles (ROVs) and other deepwater flotation applications

•	The acquisition of Wireline Solutions, LLC, a manufacturer of downhole completion tools and products, including composite hydraulic fracturing / bridge plugs

•	A contract with Global Marine to supply a PerryTM XT 600 Trenching System complete with Launch and Recovery System and special tooling

•	An award for four PerryTM XLX ROV Systems

•	The sale of two Sub-AtlanticTM ROVs to IKM Subsea

•	The ground breaking of a new 150,000-square-foot manufacturing facility in Louisiana to produce onshore and offshore drilling equipment for global customers

•	Our Production Equipment product line was awarded several large projects, including one order for 89 gas production systems for a major North American producer to support their Marcellus operations

Conference Call Information
Forum's conference call is scheduled for October 30, 2012 at 9:00 AM CDT. During the call, the company intends to discuss third quarter 2012 results. To access the call, please call the conference call operator at 888.680.0894, or 617.213.4860 outside of North America. The access code is 27507499. The call will also be broadcast through the Investor Relations link on Forum's website. Attendees should log-in to the webcast or dial in approximately ten minutes prior to the calls start time. A replay of the call will be available for 30 days, and may be accessed by dialing 888.286.8010 from within the United States, or 617.801.6888 from international locations. The replay access code is 64504604.

Forum Energy Technologies, Inc., headquartered in Houston, TX, is a global provider of manufactured technologies and applied products to the energy industry. FET's over 3,200 employees provide the products and technologies essential to solving the increasingly complex challenges of the energy industry. For more information, please visit www.f-e-t.com.

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the company, including any statement about the company's future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, new product development activities, costs and other guidance included in this press release.

These statements are based on certain assumptions made by the company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and gas industry, governmental regulation and taxation of the oil and natural gas industry, the company's ability to implement new technologies and services, the availability and terms of capital, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the company's business, and other important factors that could cause actual results to differ materially from those projected as described in the company's filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Investor Contact
Mark Traylor - Investor Relations
281.368.1108
mark.traylor@f-e-t.com

Media Contact
Donna Smith - Director, Marketing & Communications
281.949.2514
donna.smith@f-e-t.com

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)

	Three months ended
	September 30,		June 30,
(in millions, except per share information)	2012	2011	2012
Revenue	$347.8	$330.9	$373.5
Total operating expenses	284.9	270.0	303.7
Operating income	62.9	60.9	69.8
Interest expense	3.6	6.0	3.6
Loss on foreign exchange	0.8	0.5	0.4
Profit before income taxes	58.5	54.4	65.8
Provision for income tax expense	17.6	18.8	21.7
Net income	40.9	35.6	44.1
Less: Net income attributable to noncontrolling interest	—	0.1	—
Net income attributable to common stockholders	$40.9	$35.5	$44.1

Weighted average shares outstanding (1)
Basic	85.0	67.7	82.5
Diluted	92.3	73.6	89.8

Earnings per share
Basic	$0.48	$0.52	$0.53
Diluted	$0.44	$0.48	$0.49

(1) Second and third quarter 2012 diluted earnings per share include the weighted impact of the 16.6 million shares issued in connection with the IPO and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc.
Condensed consolidated statements of income
(Unaudited)
	Nine months ended
	September 30,
(in millions, except per share information)	2012	2011
Revenue	$1,084.8	$791.4
Total operating expenses	881.8	681.4
Operating income	203.0	110.0
Interest expense	13.0	13.7
Loss on foreign exchange	1.2	1.2
Profit before income taxes	188.8	95.1
Provision for income tax expense	61.2	33.2
Net income	127.6	61.9
Less: Net income attributable to noncontrolling interest	0.1	0.3
Net income attributable to common stockholders	$127.5	$61.6

Weighted average shares outstanding (1)
Basic	78.0	61.8
Diluted	84.9	65.4

Earnings per share
Basic	$1.63	$1.00
Diluted	$1.50	$0.94

(1) Diluted earnings per share for the nine months ended September 30, 2012 include the weighted impact of the 16.6 million shares issued in connection with the IPO and concurrent private placement on April 12, 2012.

Forum Energy Technologies, Inc.
Condensed consolidated balance sheets

(in millions of dollars)	September 30, 2012	December 31, 2011
Assets	(unaudited)
Current assets
Cash and cash equivalents	$17.9	$20.6
Other current assets	718.3	598.0
Total current assets	736.2	618.6
Property and equipment, net of accumulated depreciation	139.1	124.8
Goodwill	608.4	600.8
Other long-term assets	239.3	263.1
Total assets	$1,723.0	$1,607.3
Liabilities and Equity
Current liabilities
Current portion of long-term debt and capital lease obligations	$18.5	$5.2
Accounts payable—trade	107.2	97.6
Accrued liabilities	93.1	92.3
Other current liabilities	38.2	59.6
Total current liabilities	257.0	254.7
Long-term debt, net of current portion	299.1	660.4
Other long-term liabilities	37.6	37.1
Total liabilities	593.7	952.2
Equity
Total stockholders’ equity	1,128.6	654.5
Noncontrolling interest in subsidiary	0.7	0.6
Total equity	1,129.3	655.1
Total liabilities and equity	$1,723.0	$1,607.3

Forum Energy Technologies, Inc.
Condensed consolidated cash flow information
(Unaudited)
	Nine months ended September 30,
(in millions of dollars)	2012	2011
Cash flows from operating activities
Net income	$127.6	$61.9
Change in contingent consideration	(4.6)	6.0
Impairment of intangible assets	1.2	—
Depreciation and amortization	38.1	27.9
Other, primarily working capital	(80.5)	(77.2)
Net cash provided by operating activities, excluding contingent consideration payments (1)	$81.8	$18.6
Cash flows from investing activities
Capital expenditures for property and equipment	$(37.8)	$(30.3)
Acquisition of businesses, net of cash acquired, and other	2.0	(504.4)
Net cash provided by (used in) investing activities	$(35.8)	$(534.7)
Cash flows from financing activities
Borrowings of long-term debt, including borrowings due to acquisitions	$78.5	$505.4
Repayment of long-term debt	(432.8)	(27.8)
Proceeds of Initial Public Offering, net of offering costs	256.4	—
Proceeds from concurrent private placement	50.0	—
Payment of contingent consideration	(18.2)	—
Proceeds from stock issuance	10.1	56.2
Other	6.9	(1.8)
Net cash provided by (used in) financing activities, including contingent consideration payments	$(49.1)	$532.0
Effect of exchange rate changes on cash	0.5	0.7
Net increase (decrease) in cash and cash equivalents	$(2.6)	$16.6

(1) For the nine months ended September 30, 2012, the amount excluded from cash provided by operating activities for the contingent consideration payment is $7.1 million and this amount is included in the “Payment of contingent consideration” caption.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)
	Three months ended
	September 30, 2012	September 30, 2011	June 30, 2012
(in millions of dollars)	Actual	Actual	Actual
Revenue
Drilling & Subsea	$203.8	$197.9	$222.7
Production & Infrastructure	144.1	133.0	151.1
Eliminations	(0.1)	—	(0.3)
Total revenue	$347.8	$330.9	$373.5

Gross profit
Drilling & Subsea	$74.5	$73.1	$80.8
Gross margin %	36.6%	36.9%	36.3%
Production & Infrastructure	42.0	39.5	42.0
Gross margin %	29.1%	29.7%	27.8%
Total Gross profit	$116.5	$112.6	$122.8
Gross margin %	33.5%	34.0%	32.9%

Selling, general and administrative expenses
Drilling & Subsea	$33.1	$29.7	$34.4
Percentage of D&S revenue %	16.2%	15.0%	15.4%
Production & Infrastructure	16.5	15.8	17.1
Percentage of P&I revenue %	11.5%	11.9%	11.3%
Corporate	6.2	5.2	4.7
Total selling, general and administrative expenses	$55.8	$50.7	$56.2
Percentage of total revenue %	16.0%	15.3%	15.0%

Operating income
Drilling & Subsea	$41.4	$43.4	$46.4
Operating income margin %	20.3%	21.9%	20.8%
Production & Infrastructure	25.5	23.7	24.9
Operating income margin %	17.7%	17.8%	16.5%
Corporate	(6.2)	(5.2)	(4.7)
Total Segment operating income	60.7	61.9	66.6
Other items not included in segment operating income (1)	2.2	(1.0)	3.2
Total operating income	$62.9	$60.9	$69.8
Operating income margin %	18.1%	18.4%	18.7%

EBITDA
Drilling & Subsea	$51.8	$51.7	$55.6
Percentage of D&S revenue %	25.4%	26.1%	25.0%
Production & Infrastructure	28.8	26.5	28.1
Percentage of P&I revenue %	20.0%	19.9%	18.6%
Corporate	(6.0)	(5.3)	(4.3)
Other items (2)	0.5	(1.0)	3.3
Total EBITDA	$75.1	$71.9	$82.7
Percentage of total revenue %	21.6%	21.7%	22.1%

(1) Includes contingent consideration, intangible asset impairment, transaction expenses and gain/(loss) on sale of assets.
(2) Includes contingent consideration, intangible asset impairment and transaction expenses.

Forum Energy Technologies, Inc.
Supplemental schedule - Segment information
(Unaudited)
	Nine months ended
	September 30, 2012	September 30, 2011
(in millions of dollars)	Actual	Actual	Adjustments (1)	Pro forma
Revenue
Drilling & Subsea	$639.5	$465.9	$95.6	$561.5
Production & Infrastructure	445.8	325.5	22.0	347.5
Eliminations	(0.5)	—	—	—
Total revenue	$1,084.8	$791.4	$117.6	$909.0

Gross profit
Drilling & Subsea	$234.5	$155.8	$52.8	$208.6
Gross margin %	36.7%	33.4%		37.2%
Production & Infrastructure	131.2	92.8	10.7	103.5
Gross margin %	29.4%	28.5%		29.8%
Total Gross profit	$365.7	$248.6	$63.5	$312.1
Gross margin %	33.7%	31.4%		34.3%

Selling, general and administrative expenses
Drilling & Subsea	$100.7	$72.3	$19.8	$92.1
Percentage of D&S revenue %	15.7%	15.5%		16.4%
Production & Infrastructure	51.1	42.1	3.2	45.3
Percentage of P&I revenue %	11.5%	12.9%		13.0%
Corporate	15.0	15.3	—	15.3
Total selling, general and administrative expenses	$166.8	$129.7	$23.0	$152.7
Percentage of total revenue %	15.4%	16.4%		16.8%

Operating income
Drilling & Subsea	$133.8	$83.5	$33.0	$116.5
Operating income margin %	20.9%	17.9%		20.7%
Production & Infrastructure	80.1	50.7	7.5	58.2
Operating income margin %	18.0%	15.6%		16.7%
Corporate	(15.0)	(15.3)	—	(15.3)
Total segment operating income	198.9	118.9	40.5	159.4
Other items not included in segment operating income (2)	4.1	(8.9)	—	(8.9)
Total operating income	$203.0	$110.0	$40.5	$150.5
Operating income margin %	18.7%	13.9%		16.6%

EBITDA
Drilling & Subsea	$162.0	$103.3	$39.3	$142.6
Percentage of D&S revenue %	25.3%	22.2%		25.4%
Production & Infrastructure	89.7	57.8	8.0	65.8
Percentage of P&I revenue %	20.1%	17.8%		18.9%
Corporate	(14.5)	(15.3)	0.8	(14.5)
Other items (3)	2.6	(9.4)	—	(9.4)
Total EBITDA	$239.8	$136.4	$48.1	$184.5
Percentage of total revenue %	22.1%	17.2%		20.3%

(1) Adjustments to reflect the eight acquisitions completed in 2011 as if each had occurred on January 1, 2011.
(2) Includes contingent consideration, intangible asset impairment, transaction expenses and gain/(loss) on sale of assets.
(3) Includes contingent consideration, intangible asset impairment and transaction expenses.

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Three months ended
	September 30, 2012	September 30, 2011	June 30, 2012
(in millions of dollars)	Actual	Actual	Actual
EBITDA reconciliation
Net income attributable to common stockholders	$40.9	$35.5	$44.1
Interest expense	3.6	6.0	3.6
Depreciation and amortization	13.0	11.6	13.3
Income tax expense	17.6	18.8	21.7
EBITDA	$75.1	$71.9	$82.7

Forum Energy Technologies, Inc.
Reconciliation of GAAP to non-GAAP financial information
(Unaudited)
	Nine months ended
	September 30, 2012	September 30, 2011
(in millions of dollars)	Actual	Actual	Pro forma
EBITDA reconciliation
Net income attributable to common stockholders	$127.5	$61.6	$80.0
Interest expense	13.0	13.7	26.8
Depreciation and amortization	38.1	27.9	35.3
Income tax expense	61.2	33.2	42.4
EBITDA	$239.8	$136.4	$184.5